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[SI FINANCIAL GROUP, INC. LETTERHEAD]
                                                                EARNINGS RELEASE
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                                                                  (NASDAQ: SIFI)

SI FINANCIAL GROUP, INC. REPORTS RESULTS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007

WILLIMANTIC, CONNECTICUT--JULY 25, 2007. SI Financial Group, Inc. (the "Company") (NASDAQ Global Market: SIFI), the holding company of Savings Institute Bank and Trust Company (the "Bank"), reported net income of $377,000, or $0.03 basic and diluted earnings per common share, for the quarter ended June 30, 2007 versus net income of $757,000, or $0.06 basic and diluted earnings per common share, for the quarter ended June 30, 2006. Net income for the six months ended June 30, 2007 was $826,000, or $0.07 basic and diluted earnings per common share, compared to $1.6 million, or $0.13 basic and diluted earnings per common share, for the six months ended June 30, 2006. Lower net income for 2007 represents a decline in net interest and dividend income and higher noninterest expenses, offset by an increase in noninterest income and decreases in the provisions for income taxes and loan losses.

For the three and six months ended June 30, 2007, net interest and dividend income decreased 10.7% to $5.4 million from $6.0 million and decreased 8.8% to $10.6 million from $11.7 million, respectively, compared to the same periods in 2006. Lower net interest and dividend income resulted from a higher cost of funds primarily related to interest rates paid on deposit accounts and greater volume of interest-bearing liabilities, offset by an increase in the average balance of loans.

The provision for loan losses decreased $65,000 and $185,000 for the three and six months ended June 30, 2007, respectively. The first half of 2006 included an additional provision for loan losses of $150,000 related to the purchase of the indirect automobile loan portfolio, due to the increased risk of loss associated with this type of consumer lending. The indirect automobile loan portfolio was sold during the second quarter of 2007, thereby, resulting in a lower provision for loan losses for the first half of 2007. Despite a decrease in the provision for loan losses, the ratio of the allowance for loan losses to total loans increased from 0.73% at June 30, 2006 to 0.76% at June 30, 2007. At June 30, 2007, nonperforming loans totaled $3.3 million compared to $204,000 at June 30, 2006. The increase was primarily attributable to two commercial construction loans totaling $2.4 million, of which $2.0 million was secured based on the fair values of the respective properties. Net loan charge-offs were $110,000 and $172,000 for the three and six months ended June 30, 2007, respectively, compared to net loan recoveries of $1,000 and net loan charge-offs of $1,000 for the three and six months ended June 30, 2006, respectively. Higher commercial mortgage loan charge-offs contributed to the increase in loan charge-offs for 2007.

Noninterest income was $2.3 million for the quarter ended June 30, 2007 compared to $2.0 million for the quarter ended June 30, 2006. Noninterest income was $4.7 million for the first half of 2007 compared to $4.1 million for the same period of 2006. Contributing to the increase in noninterest income for the three and six months ended June 30, 2007, were increases in net gains on the sale of available for sale securities of $112,000 and $433,000, respectively, and wealth management fees of $134,000 and $222,000, respectively. The increase of $433,000 on the sale of available for sale securities for the first half of 2007 included a gain of $321,000 from the sale of marketable equity securities during the first quarter, offset by a net loss on the sale of government-sponsored enterprise securities of $112,000 during the second quarter of 2006. Wealth management fees were higher principally due to growth in the market value of assets under administration.

Noninterest expenses increased for both the three and six months ended June 30, 2007 compared to the same periods in 2006, primarily due to increased operating costs associated with the expansion of branch offices and other noninterest expenses. New branch offices resulted in higher occupancy and equipment expense relative to additional operating lease payments, depreciation expense and other occupancy-related expenses. Compensation costs were higher in 2007 due to increased staffing levels associated with new branch offices, offset by a reduction in performance-based compensation which included lower loan origination commissions resulting from a decline in new loan volume. An increase in the provision for credit losses for off-balance sheet commitments contributed to the increase in other noninterest expenses for 2007. Outside professional services expense was higher in 2007 due to the termination of the agreement to purchase a mortgage company during the first quarter, resulting in a charge to operations for purchase-related transaction costs associated with the termination, offset by a reduction in other legal and auditing

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expenditures and the reimbursement of legal costs associated with the disposition of the indirect automobile loan portfolio in June 2007.

Total assets grew $3.9 million, or 0.5%, to $760.9 million at June 30, 2007 from $757.0 million at December 31, 2006. Contributing to the increase in assets were increases of $1.8 million in cash and cash equivalents, $1.2 million in available for sale securities, $953,000 in other real estate owned and $639,000 in loans held for sale, offset by decreases of $963,000 in other assets and $284,000 in accrued interest receivable. Available for sale securities increased as a result of purchases of predominately mortgage-backed securities with longer-term maturities. The disposition of the indirect automobile portfolio resulted in a decrease in net loans receivable of $5.2 million during the second quarter of 2007. Additionally, a commercial real estate property with a net realizable value of $953,000 was transferred from loans receivable to other real estate owned in the second quarter of 2007. The decrease in other assets primarily resulted from the write-off of purchase-related transaction costs associated with the termination of the mortgage company purchase and the settlement of other receivables, offset by an increase in prepaid expenses associated with bank insurance premiums. Furthermore, accrued interest receivable decreased as a result of commercial loan payments and the reversal of interest related to nonperforming loans and the indirect automobile loan portfolio.

Total liabilities were $677.9 million at June 30, 2007 compared to $674.7 million at December 31, 2006. Deposits increased $14.0 million, or 2.6%, which included an increase in predominately NOW and money market and noninterest-bearing demand accounts of $6.0 million and $4.2 million, respectively, during 2007 as a result of additional branch offices and attractive promotional rates. Borrowings decreased from $127.4 million at December 31, 2006 to $117.0 million at June 30, 2007, resulting from the redemption of $7.2 million of debentures in April 2007 with a portion of the proceeds from the $8.2 million trust preferred securities offering in September 2006 and net repayments of Federal Home Loan Bank advances.

Total stockholders' equity increased $622,000 from $82.4 million at December 31, 2006 to $83.0 million at June 30, 2007. The increase in equity related to earnings of $826,000 and the amortization of equity awards of $385,000, offset by dividends declared of $377,000, an increase in net unrealized holding losses on available for sale securities aggregating $243,000 (net of taxes) and stock repurchases of 16,820 shares at a cost of $207,000.

As previously announced, the Company declared a cash dividend of $0.04 per outstanding common share on June 20, 2007, which will be paid on July 27, 2007 to shareholders of record as of July 6, 2007. SI Bancorp, MHC, the Company's mutual holding company parent, waived receipt of its dividend.

SI Financial Group, Inc. is the holding company for Savings Institute Bank and Trust Company. Established in 1842, the Savings Institute Bank and Trust Company is a community-oriented financial institution headquartered in Willimantic, Connecticut. Through its nineteen offices, the Bank offers a full-range of financial services to individuals, businesses and municipalities within its market area.

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THIS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" THAT ARE BASED ON ASSUMPTIONS
AND MAY DESCRIBE FUTURE PLANS, STRATEGIES AND EXPECTATIONS OF THE COMPANY. THESE FORWARD-LOOKING STATEMENTS ARE GENERALLY IDENTIFIED BY THE USE OF THE WORDS "BELIEVE," "EXPECT," "INTEND," "ANTICIPATE," "ESTIMATE," "PROJECT" OR SIMILAR EXPRESSIONS. THE COMPANY'S ABILITY TO PREDICT RESULTS OR THE ACTUAL EFFECT OF FUTURE PLANS OR STRATEGIES IS INHERENTLY UNCERTAIN. FACTORS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON THE OPERATIONS OF THE COMPANY AND ITS SUBSIDIARIES INCLUDE, BUT ARE NOT LIMITED TO, CHANGES IN MARKET INTEREST RATES, REGIONAL AND NATIONAL ECONOMIC CONDITIONS, LEGISLATIVE AND REGULATORY CHANGES, MONETARY AND FISCAL POLICIES OF THE UNITED STATES GOVERNMENT, INCLUDING POLICIES OF THE
UNITED STATES TREASURY AND THE FEDERAL RESERVE BOARD, THE QUALITY AND
COMPOSITION OF THE LOAN OR INVESTMENT PORTFOLIOS, DEMAND FOR LOAN PRODUCTS, DEPOSIT FLOWS, COMPETITION, DEMAND FOR FINANCIAL SERVICES IN THE COMPANY'S
MARKET AREA, CHANGES IN THE REAL ESTATE MARKET VALUES IN THE COMPANY'S MARKET AREA, ABILITY TO OPERATE NEW BRANCH OFFICES PROFITABLY, ABILITY TO EFFECTIVELY AND EFFICIENTLY INTEGRATE ACQUISITIONS AND CHANGES IN RELEVANT ACCOUNTING PRINCIPLES AND GUIDELINES. THE COMPANY PROVIDES GREATER DETAIL REGARDING SOME OF THESE FACTORS IN ITS FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006, INCLUDING
IN THE RISK FACTORS SECTION OF THAT REPORT, AND IN ITS OTHER SEC REPORTS. THE COMPANY'S FORWARD-LOOKING STATEMENTS MAY ALSO BE SUBJECT TO OTHER RISKS AND UNCERTAINTIES, INCLUDING THOSE THAT IT MAY DISCUSS ELSEWHERE IN THIS NEWS
RELEASE OR IN ITS FILINGS WITH THE SEC, ACCESSIBLE ON THE SEC'S WEB SITE AT WWW.SEC.GOV. THESE RISKS AND UNCERTAINTIES SHOULD BE CONSIDERED IN EVALUATING
-----------
ANY FORWARD-LOOKING STATEMENTS AND UNDUE RELIANCE SHOULD NOT BE PLACED ON SUCH STATEMENTS. EXCEPT AS REQUIRED BY APPLICABLE LAW OR REGULATION, THE COMPANY DOES NOT UNDERTAKE, AND SPECIFICALLY DISCLAIMS ANY OBLIGATION, TO RELEASE PUBLICLY
THE RESULT OF ANY REVISIONS THAT MAY BE MADE TO ANY FORWARD-LOOKING STATEMENTS
TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THE STATEMENTS OR TO
REFLECT THE OCCURRENCE OF ANTICIPATED OR UNANTICIPATED EVENTS.

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

SELECTED FINANCIAL CONDITION DATA:

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(DOLLARS IN THOUSANDS / UNAUDITED)                                      June 30,              December 31,
                                                                          2007                  2006
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
ASSETS
Noninterest-bearing cash and due from banks                    $            17,140   $            14,984
Interest-bearing cash and cash equivalents                                  10,771                11,124
Investment securities                                                      127,400               126,168
Loans held for sale                                                            774                   135
Loans receivable, net                                                      574,214               574,111
Cash surrender value of life insurance                                       8,260                 8,116
Other assets                                                                22,345                22,399
                                                               --------------------------------------------

            Total assets                                       $           760,904   $           757,037
                                                               ============================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
     Deposits                                                  $           552,643   $           538,676
     Borrowings                                                            117,041               127,421
     Other liabilities                                                       8,212                 8,554
                                                               --------------------------------------------
         Total liabilities                                                 677,896               674,651
                                                               --------------------------------------------

Stockholders' equity                                                        83,008                82,386
                                                               --------------------------------------------

         Total liabilities and stockholders' equity            $           760,904   $           757,037
                                                               ============================================

SELECTED OPERATING DATA:

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(DOLLARS IN THOUSANDS / UNAUDITED)                     Three Months Ended                Six Months Ended
                                                             June 30,                         June 30,
                                                             --------                         --------
                                                      2007              2006          2007                2006
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
Interest and dividend income                     $   10,724        $   10,389    $   21,198      $    19,919
Interest expense                                      5,351             4,373        10,573            8,269
                                                 -----------------------------------------------------------------
     Net interest and dividend income                 5,373             6,016        10,625           11,650
                                                 -----------------------------------------------------------------

Provision for loan losses                                55               120           220              405
                                                 -----------------------------------------------------------------
Net interest and dividend income
     after provision for loan losses                  5,318             5,896        10,405           11,245

Noninterest income                                    2,253             2,005         4,736            4,129
Noninterest expenses                                  7,045             6,779        13,991           13,059
                                                 -----------------------------------------------------------------
Income before provision for income taxes                526             1,122         1,150            2,315

Provision for income taxes                              149               365           324              763
                                                 -----------------------------------------------------------------
Net income                                       $      377        $      757    $      826      $     1,552
                                                 =================================================================
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

SELECTED OPERATING DATA - CONTINUED:

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(UNAUDITED)                                             Three Months Ended                Six Months Ended
                                                             June 30,                         June 30,
                                                             --------                         --------
                                                      2007              2006          2007                2006
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
Earnings per common share:
     Basic                                       $     0.03        $     0.06       $     0.07       $     0.13
     Diluted                                     $     0.03        $     0.06       $     0.07       $     0.13

Weighted-average common shares outstanding:
     Basic                                       11,830,072        11,787,126       11,817,690       11,804,457
     Diluted                                     11,886,173        11,825,839       11,886,931       11,851,001
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SELECTED FINANCIAL RATIOS:

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(DOLLARS IN THOUSANDS / UNAUDITED)                     Three Months Ended                Six Months Ended
                                                             June 30,                         June 30,
                                                             --------                         --------
                                                      2007              2006          2007                2006
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SELECTED PERFORMANCE RATIOS: (1)
Return on average assets                              0.20 %       0.42 %            0.22 %         0.44 %
Return on average equity                              1.81         3.79              2.00           3.91
Interest rate spread                                  2.49         3.06              2.49           3.05
Net interest margin                                   3.00         3.50              2.99           3.47
Efficiency ratio (2)                                 92.38        83.35             93.03          82.18

ASSET QUALITY RATIOS:
Allowance for loan losses                                                       $   4,413      $   4,075
Allowance for loan losses as a percent of total loans                                0.76 %         0.73 %
Allowance for loan losses as a percent of
     nonperforming loans                                                           134.58        1997.55
Nonperforming loans                                                             $   3,279      $     204
Nonperforming loans as a percent of total loans                                      0.57 %         0.04 %
Nonperforming assets (3)                                                        $   4,232      $     204
Nonperforming assets as a percent of total assets                                    0.56 %         0.03 %

(1)  Quarterly ratios have been annualized.
(2) Represents noninterest expenses divided by the sum of net interest and dividend income and noninterest income, less any realized gains or losses on the sale of securities.
(3)  Nonperforming assets consist of nonperforming loans and real estate owned.

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CONTACT:
Sandra Mitchell
Vice President / Director of Corporate Communications
Email:  investorrelations@banksi.com
(860) 456-6509